Exhibit (i)



                               CONSENT OF COUNSEL
                     Gabelli International Growth Fund, Inc.

We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 13 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79994, Investment Company Act File No. 811-08560) of Gabelli International Growth Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                           /S/WILLKIE FARR & GALLAGHER LLP
                                              Willkie Farr & Gallagher LLP


April 29, 2004
New York, New York